EXHIBIT 99.1

PRESS RELEASE

THE CHEESECAKE FACTORY OPENS IN
CHULA VISTA, CALIFORNIA AND PITTSBURGH, PENNSYLVANIA

FOR IMMEDIATE RELEASE	CONTACT: JILL PETERS
(818) 871-3000

Calabasas Hills, CA — October 31, 2006 — The Cheesecake Factory Incorporated (Nasdaq: CAKE) today announced the opening of its 111th and 112th Cheesecake Factory restaurants at the Otay Ranch Town Center in Chula Vista, California on October 27, 2006 and at the Ross Park Mall in Pittsburgh, Pennsylvania on October 30, 2006, respectively.  The restaurants contain approximately 8,900 square feet and 240 seats at the Chula Vista location, and approximately 9,400 square feet and 270 seats at the Pittsburgh location.

About The Cheesecake Factory Incorporated

The Cheesecake Factory Incorporated operates 112 upscale, casual dining restaurants under The Cheesecake Factory® name that offer an extensive menu of more than 200 items with an average check of approximately $17.00.  The Company also operates two bakery production facilities that produce over 50 varieties of quality cheesecakes and other baked products for the Company’s restaurants and for other leading foodservice operators, retailers and distributors.  Additionally, the Company operates eight upscale, casual dining restaurants under the Grand Lux Cafe® name; one self-service, limited menu “express” foodservice operation under The Cheesecake Factory Express® mark inside the DisneyQuest® family entertainment center in Orlando, Florida; and licenses two bakery cafe outlets to another foodservice operator under The Cheesecake Factory Bakery Cafe® name. For more information about The Cheesecake Factory Incorporated, please visit thecheesecakefactory.com.

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The Cheesecake Factory Incorporated
26901 Malibu Hills Road, Calabasas Hills, CA 91301   •   Telephone (818) 871-3000   •   Fax (818) 871-3100